Exhibit 10.20

Summary of Loan Agreement

Loans from Nansun Rural Credit

PRC Yuhe entered into four loan agreements with Nansun Rural Credit on November 28 2005, March 14, 2007, May 17, 2007 and December 10, 2007. Interest rates for the loan agreements range from 7.68% to 8.76% per annum. Nansun Rural Credit also provided four loans to Taihong from November 28, 2005 to December 5, 2007 at interest rates ranging from 9.22% to 10.51% per annum. Loans form Nansun Rural Credit had a total outstanding principal balance of $8,731,337 as of June 30, 2008. PRC Yuhe and Taihong are obligated under these loan agreements to pay interest monthly and repay the loans on their maturity dates from November 28, 2008 to May 17, 2010. The loans are used for financing of working capital. All loans are secured by the land use right and building of PRC Yuhe and Taihong with a net book value of $12,337,750 as of June 30, 2008. There are no material covenants, conditions or restrictions in PRC Yuhe’s loan agreements with Nansun Rural Credit.